Exhibit 5.4

T. WARREN JONES

EDWARD W. GOEBEL, JR.

(REG. PAT. ATTORNEY)

JAMES D. CULLEN

WILLIAM R. BROWN

ROGER H. TAFT

(ALSO ADMITTED IN NY)

DAVID E. HOLLAND

W. PATRICK DELANEY

JAMES M. ANTOUN

JAMES R. WALCZAK

(ALSO ADMITTED IN DC)

RUSSELL S. WARNER

MARCIA H. HALLER

JAMES E. SPODEN

(ALSO ADMITTED IN IL)

DALE E. HUNTLEY

JOHN W. DRASKOVIC

JOHN J. MEHLER

MATTHEW W. McCULLOUGH

SUSAN FUHRER REITER

RICHARD J. PARKS

(ALSO ADMITTED IN OH)

MARK J. SHAW

JOHN F. MIZNER

(ALSO ADMITTED IN NY)

CRAIG R.F. MURPHEY

DANIEL M. MILLER

SHAUN B. ADRIAN

KIMBERLY A. OAKES

LISA SMITH PRESTA

STEVEN C. BECKMAN

THOMAS A. PENDLETON

JOHN A. LAUER

ATTORNEYS AT LAW 100 STATE STREET, SUITE 700 ERIE, PENNSYLVANIA 16507-1459 814-870-7600 FAX 814-454-4647 www.mijb.com Direct Dia1 814-870-7754 E-Mail rparks@mijb.com July 11, 2005

LAURA POPOFF STEFANOVSKI

BRUCE L. DECKER, JR.

WALTER E. DEACON, III

(ALSO ADMITTED IN WY)

GREGORY P. ZIMMERMAN

(ALSO ADMITTED IN NY)

ROBERT E. GANDLEY

CATHERINE MOODEY DOYLE

JON L. WOODARD

(REG. PAT. ATTORNEY)

DAVID F. DIETEMAN

KATHLEEN HAYNE ROBERTSON

SCOTT T. STROUPE

MATTHEW W. FUCHS

(ALSO ADMITTED IN NJ)

RYAN A. CHRISTY

DAWN M. ROOTH

MARISSA A. SAVASTANA

HENRY A. MacDONALD

(1928-1984)

WILLIAM F. ILLIG

(1946-1989)

FREDERICK F. JONES

(1939-1977)

JOHN E. BRITTON

(1948-2004)

        —

IRVING OLDS MURPHY

(1952-1994)

PETER G. SCHAAF

(RETIRED)

JOHN D. WILSON

(RETIRED)

JOHN J. STROH

(RETIRED)

NORMAN H. STARK

(RETIRED)

PPC, Inc.

c/o United Refining Company

15 Bradley Street

Warren, PA 16365

Ladies and Gentlemen:

We have acted as counsel to PPC, Inc., an Ohio corporation (“PPC”), in connection with the Registration Statement on Form S-4, as amended (File No. 333-125452) (the “Registration Statement”), filed by United Refining Company (the “Company”) with the Securities and Exchange Commission, pursuant to which the Company is registering (i) $25,000,000 aggregate principal amount of its 10 1/2% Senior Notes due 2012 (the “New Notes”), to be exchanged for the Company's outstanding notes bearing substantially identical terms and in like principal amount (the “Old Notes”) in a registered exchange offer and (ii) the guarantees of the New Notes (the “Guarantees”) of certain subsidiaries of the Company listed in the Registration Statement as guarantors (the “Subsidiary Guarantors”), including PPC. The Old Notes were issued, and the New Notes will be issued, under an Indenture dated as of August 6, 2004, among the Company, the Subsidiary Guarantors and The Bank of New York, as trustee.

We have made such inquiries and reviewed such documents and records as we have deemed necessary or appropriate as a basis for our opinion. We have also examined and relied upon representations, statements, records and certificates of public officials and of officers and other representatives of PPC.

Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the Guarantee of PPC has been duly and validly authorized by PPC.

We express no opinion as to any laws other than the laws of the State of Ohio. The opinion expressed herein is based upon these laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

MacDONALD, ILLIG, JONES & BRITTON LLP

By
Richard J. Parks